TransWestern Publishing Company LLC
Unaudited Pro Forma Combined Condensed Balance Sheets
September 30, 1998 (in thousands)

                     TransWestern     Universal      Pro Forma
                      Publishing     Phone Books,  Adjustments  Combined Pro
                       Company LLC       Inc.        (Note 5)          Forma
                      ------------  ------------  ------------  ------------
Assets Current assets:
Cash                      $  2,102      $     --       $   (500)(c)$    1,602
Trade receivables, net      21,458         4,702         (4,702)(a)    21,458
Deferred directory costs     7,292         2,758         (2,105)(a)     7,945
Other current assets           807           618           (618)(a)       807
                        ----------    ----------     ----------    ----------
Total current assets        31,659         8,078         (7,925)       31,812
Property, equipment and
leasehold improvements, net  2,712            68             --         2,780
Acquired intangibles, net   18,772            --         15,801 (b)    34,573
Other assets, primarily
debt issuance costs, net     8,603            --             --         8,603
                        ----------    ----------     ----------    ----------
Total assets              $ 61,746      $  8,146       $  7,876      $ 77,768
                        ==========    ==========     ==========    ==========
Liabilities and members' or
   shareholders' deficit
   Current liabilities:
Accounts payable and
   bank overdraft         $  4,020      $    434       $   (434)(a)  $  4,020
Salaries and benefits
   Payable                   3,424           406           (360)(a)     3,470
Accrued acquisition costs      316            --            149 (d)       465
Accrued equity compensation
   plan contribution         3,004            --             --         3,004
Accrued interest             3,996            --             --         3,996
Other accrued liabilities      781           428           (428)(a)       781
Customer deposits           13,370         4,602         (4,214)(a)    13,758
Note payable to shareholder     --         2,310         (2,310)(a)        --
Current portion,
   long-term debt            2,391            --             --         2,391
                        ----------    ----------     ----------     ---------
Total current liabilities   31,302         8,180         (7,597)       31,885
Long term debt:
Promissory note                 --            --          2,000 (c)     2,000
Revolving loan               1,500            --         13,439 (c)    14,939
Senior credit facility      76,813            --             --        76,813
Series B 9 5/8% senior
   subordinated notes      100,000            --             --       100,000
Shareholders' deficit           --           (34)            34 (e)        --
Member's deficit          (147,869)           --             --     (147,869)
                        ----------    ----------     ----------    ----------
Total liabilities
   and members' or
   shareholders deficit   $ 61,746       $  8,146       $  7,876     $ 77,768
                        ==========     ==========     ==========   ==========

See accompanying notes to unaudited pro forma combined condensed financial statements.

TransWestern Publishing Company LLC
Unaudited Pro Forma Combined Condensed Statement of Income
For the nine months ended September 30, 1998
(in thousands)

                     TransWestern    Universal
                      Publishing    Phone Books,    Pro Forma      Combined
                      Company LLC       Inc.       Adjustments     Pro Forma
                     ------------   ------------   ------------   -----------
Net revenues            $  84,545      $   3,914      $      --     $  88,459
Cost of revenues           15,927          1,078             --        17,005
                        ---------      ---------      ---------     ---------
Gross profit               68,618          2,836             --        71,454

Operating expenses:
Sales and marketing        34,127            563             --        34,690
General and
   administrative          12,853          1,341          2,370 (a)    16,564
                        ---------      ---------      ---------     ---------
Total operating
   expenses                46,980          1,904          2,370        51,254
 .                       ---------      ---------      ---------     ---------
Income (loss) from
   Operations              21,638            932         (2,370)       20,200

Other income, net             244             48             --           292
Interest expense          (13,634)          (310)        (1,036)(b)   (14,980)
                        ---------      ---------      ---------     ---------
Net income (loss) from
  continuing operations $   8,248      $     670      $  (3,406)    $   5,512
                        =========      =========      =========     =========
Income (loss) from
   continuing
   operations per
   Member Unit (Note 6) $   8,248                                   $   5,512
                        =========      =========      =========     =========

(a) Adjustment to reflect the nine month amortization of acquired intangibles (five year life) based on the allocation of the assumed purchase price in the September 30, 1998 pro forma balance sheet of TransWestern Publishing Company LLC.

(b) Adjustment to reflect the incremental interest expense TransWestern Publishing Company LLC would have incurred on the additional debt resulting from the acquisition of Universal Phone Books, Inc., calculated using the applicable borrowing rates during the period outstanding.

    See accompanying notes to unaudited pro forma combined condensed financial statements.

TransWestern Publishing Company LLC
Unaudited Pro Forma Combined Condensed Statement of Income
For the year ended April 30, 1998
(in thousands)

                     TransWestern    Universal     Pro Forma
                      Publishing    Phone Books,  Adjustments    Combined Pro
                      Company LLC       Inc.       (Note 5)          Forma
                     ------------   ------------   ------------   -----------
Net revenues          $   100,143    $     6,544    $        --    $  106,687
Cost of revenues           20,233          2,142             --        22,375
                        ---------      ---------      ---------     ---------
Gross profit               79,910          4,402             --        84,312

Operating expenses:
Sales and marketing        40,290          1,156             --        41,446
General and administrative 16,588          2,002          3,160 (a)    21,750
Contribution to equity
   compensation plan        5,543             --             --         5,543
                        ---------      ---------      ---------     ---------
Total operating expenses   62,421          3,158          3,160        68,739
                        ---------      ---------      ---------     ---------
Income (loss) from
   Operations              17,489          1,244         (3,160)       15,573

Other income, net              82              2             --            84
Interest expense          (13,387)          (309)        (1,381)(b)   (15,077)
                        ---------      ---------      ---------     ---------
Income (loss) from
   from continuing
   operations         $     4,184    $       937    $    (4,541)   $      580
                        =========      =========      =========     =========
Income (loss)
   from continuing
   operations
   per Member Unit
   (Note 6)           $     4,184                                  $      580
                        =========      =========      =========     =========

(a) Adjustment to reflect the twelve month amortization of acquired intangibles (five year life) based on the allocation of the assumed purchase price in the September 30, 1998 pro forma balance sheet of TransWestern Publishing Company LLC.
(b) Adjustment to reflect the incremental interest expense TransWestern Publishing Company LLC would have incurred on the additional debt resulting from the acquisition of Universal Phone Books, Inc., calculated using the applicable borrowing rates during the period outstanding.

    See accompanying notes to unaudited pro forma combined condensed financial statements.

Notes to Unaudited Pro Forma Combined Condensed Financial Statements (in thousands)

Note 1.

Effective May 1, 1998 as reported on Form 8-K dated May 12, 1998, TWP elected to change its fiscal year from April 30 to December 31. Accordingly, the Company began reporting interim results on a calendar year basis. Each unaudited pro forma combined condensed statement of income for the nine months ended September 30, 1998 and year ended April 30, 1998 includes the four month period ended April 1998.

Note 2.

The unaudited pro forma combined condensed financial statements reflect the acquisition of certain net assets of Universal Phone Books, Inc.
("Universal") by TransWestern Publishing Company LLC ("TWP") on November 30, 1998 for a purchase price of approximately $16,900. The purchase price, which includes estimated transaction costs of $501 was allocated as follows:

Acquired customer lists    $   15,801
Property and equipment             68
Deferral directory costs          653
Customer deposits and
   other liabilities             (434)
                            ---------
                           $   16,088
                            =========

Note 3.

The unaudited pro forma condensed financial statements have been prepared by TWP based upon the historical financial statements of Universal and TWP and may not be indicative of the results that may have actually occurred if the combination had been in effect on the date indicated or for the periods presented or which may be obtained in the future. The pro forma condensed financial statements should be read in conjunction with the audited financial statements and notes of Universal included in Item 7a to this filing.

Note 4.

The unaudited pro forma combined condensed statements of operations of TWP and Universal for the year ended April 30, 1998 and nine months ended September 30, 1998 assumes the purchase of Universal had been consummated on May 1, 1997 and January 1, 1998, respectively. The pro forma information is based on this historical financial statements of TWP and Universal giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments in the accompanying footnotes to the pro forma financial statements.

Note 5.

The unaudited pro forma condensed balance sheet assumes the purchase had been consummated on September 30, 1998. The pro forma information is based on the historical financial statements of TWP and Universal giving effect to the transaction under the purchase method of accounting and the assumptions and adjustments as summarized below:

(a) Represents the elimination of assets and liabilities not included in the Asset Purchase Agreement.

(b) Represents the purchase price assigned to the fair value of the intangibles acquired (customer list).

(c) Represents the additional borrowings under the revolving loan, cash payment and a seller promissory note to fund the acquisition of Universal.

(d) Represents the accrual of estimated acquisition costs to be incurred by TWP.

(e) Represents the elimination of shareholders' deficit of Universal at the date of acquisition.

Note 6.

TWP's equity interest consists of a single class of authorized common units (the "Member Units"). TransWestern Publishing Company, L.P. is the sole member of TWP and accordingly holds all of the issued and outstanding Member Units.